Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2022

In connection with the Annual Report of QT Imaging Holdings, Inc. (the “Registrant”) on Form 10-K for the period ending December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, in the capacity and on the date indicated below, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 31, 2025	By:	/s/ Dr. Raluca Dinu

Name: Dr. Raluca Dinu

Chief Executive Officer